EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES NET SALES AND RESULTS
FOR THIRD QUARTER OF FISCAL YEAR 2018

•	GAAP net sales of $994.2 million, down 1.8% sequentially and up 19.2% from the year ago quarter. The midpoint of our guidance provided on November 6, 2017 was net sales of $991.9 million.

•	Non-GAAP net sales of $994.2 million, down 1.8% sequentially and up 12.8% from the year ago quarter. The midpoint of our guidance provided on November 6, 2017 was net sales of $991.9 million.

•
On a GAAP basis: gross margins of 61.1%; record operating income of $245.2 million; net loss of $251.1 million, impacted by a one-time tax expense of $439.8 million primarily related to the Tax Cuts and Jobs Act; and loss per share of $1.07 per diluted share. Our guidance provided on November 6, 2017 was EPS of 73 to 81 cents per diluted share and did not include the impact of the Tax Cuts and Jobs Act.

•
On a non-GAAP basis: gross margins of 61.4%; record operating income of $391.7 million and 39.4% of net sales; net income of $341.2 million and record EPS of $1.36 per diluted share, up 29.5% from the year ago quarter. Our guidance provided on November 6, 2017 was EPS of $1.30 to $1.40 per diluted share.

•	Record cash flow from operations of $365.0 million.

•	Record quarterly dividend declared of 36.30 cents per share.

CHANDLER, Arizona - February 6, 2018 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2017 as summarized in the following table:

(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2017
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$994.2		$994.2
Gross Margin	$607.1	61.1%	$610.6	61.4%
Operating Income	$245.2	24.7%	$391.7	39.4%
Other Expense	$(48.6)		$(18.7)
Income Tax Provision	$447.7		$31.9
Net (Loss) Income	$(251.1)	(25.3)%	$341.2	34.3%
(Loss) Earnings per Diluted Share	$(1.07)		$1.36
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

GAAP net sales for the third quarter of fiscal 2018 were $994.2 million, up 19.2% from GAAP net sales of $834.4 million in the prior year's third fiscal quarter. GAAP net loss from continuing operations for the third quarter of fiscal 2018 was $(251.1) million, or $(1.07) per diluted share, down from GAAP net income from continuing operations of $107.3 million, or 46 cents per diluted share, in the prior year's third fiscal quarter. The prior year's GAAP net income results were significantly adversely impacted by purchase accounting adjustments associated with our Atmel acquisition. The current year's GAAP net income results were significantly adversely impacted by one-time tax adjustments related to the Tax Cuts and Jobs Act of 2017.

Non-GAAP net sales for the third quarter of fiscal 2018 were $994.2 million, up 12.8% from non-GAAP net sales of $881.2 million in the prior year's third fiscal quarter. Non-GAAP net income from continuing operations for the third quarter of fiscal 2018 was $341.2 million, or $1.36 per diluted share, up 38.4% from non-GAAP net income of $246.5 million, or $1.05 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2018 and fiscal 2017, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), revenue recognition changes related to Atmel distributors resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, a loss on the settlement of our convertible debentures, an impairment on an available-for-sale investment, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events, including the impact of the Tax Cuts and Jobs Act. Our year-to-date non-GAAP results include all of the aforementioned adjustments plus the effect of a manufacturing excursion issue with one of our suppliers, preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, a gain on an equity method investment, and the related income tax implications of these items. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.30 cents per share. The quarterly dividend is payable on March 6, 2018 to stockholders of record on February 21, 2018.

"Our December 2017 quarter financial results were better than the midpoint of our guidance," said Steve Sanghi, Chief Executive Officer. "Our net sales were slightly above the midpoint of our guidance. Our gross margin was at the high end of our guidance range, our operating expenses as a percentage of sales were below the low end of our guidance range, and our non-GAAP operating profit was a record at 39.4% of sales."

Mr. Sanghi added, "Our Microchip 2.0 growth initiative is rapidly moving forward. Microchip 2.0 combines the product, technology, system and employee strengths of Microchip and its previous acquisitions and allows us to

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

provide Total System Solutions to our customers by selling multiple solutions into the circuit boards that drive their end applications."

"Our Microcontroller business performed well in the December 2017 quarter and revenue was up 18.9% on a year-over-year basis," said Ganesh Moorthy, President and Chief Operating Officer. "Our Microcontroller portfolio and roadmap have never been stronger and we are seeing continued growth in our design-in funnel which we expect will drive future growth as these designs progress into production over time."

Mr. Moorthy added, "Our Licensing business set a new revenue record in the December quarter and was up 6.8% sequentially and 15.5% year over year. We are seeing the benefits in our results of having licensed several foundries and independent device makers for several years on multiple process technology nodes as the licensed processes ramp volume and generate royalty revenue for many years to come."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Cash flow from operations in the December quarter was a record $365 million. As of December 31, 2017, the cash and total investment position on our balance sheet was $1.985 billion."

Mr. Bjornholt added, "We expect the taxes to be paid as a result of the Tax Cuts and Jobs Act to be approximately $300 million. These taxes will be paid over a time period of eight years."

Commenting on the business environment, Mr. Sanghi added, "As we have indicated before, our seasonality for any given quarter will change as we integrate acquisitions and end up with a new blended seasonality. The seasonality of the Atmel business is driven by a larger percentage of consumer oriented business which tends to have a sharper decline in the March quarter. Using the March quarter historical seasonality of Atmel when it was a stand-alone company, and of Microchip prior to the Atmel acquisition, the blended average of Microchip’s and Atmel’s seasonality is about a 1% sequential revenue decline."

Mr. Sanghi concluded, "Based on our view of the current quarter’s seasonality, we expect total net sales to be up 1% to down 3%, sequentially, which at the midpoint would represent 9% growth year-over-year."

Microchip's Highlights for the Quarter Ended December 31, 2017:

•
Expanded our collaboration with Amazon Web Services (AWS), including support for Amazon FreeRTOS, AWS Greengrass and AWS IoT, providing a robust product portfolio and toolchain to support the creation of connected designs with enhanced security from the node to the cloud.

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

•	New ATmegaS64M1 microcontroller (MCU) decreases time to market and cost for the NewSpace market by using radiation-tolerant solutions based on COTS devices.

•	Unveiled the ATECC608A secure element as well as a Security Design Partner Program that provide the parts and partners needed to protect IP and design secure solutions.

•	New USB smart hub integrated circuits (ICs) enable smartphone-connected automotive infotainment and provide unparalleled flexibility to fit customers’ designs.

•
Announced the PIC18 K83, an 8-bit MCU with Core Independent Peripherals (CIPs) that improves response time to critical system events on CAN networks while making CAN-based designs simpler and more cost effective.

•	Enabled remote identification with the AT21CS11, a single-wire EEPROM which extends voltage range to accommodate lithium-ion battery applications.

•	The MPLAB® Mindi™ software update included over 300 device models and schematics, reducing design risk and time to market.

•
Our CEO, Steve Sanghi, was honored as the 2017 Business Person of the Year by the Phoenix Business Journal, and Microchip was also named a Best Place to Work in the publication’s annual awards program. Additionally, Microchip was named one of Austin’s Top Places to Work by the Austin American-Statesman, and the company was selected as a finalist for Company of the Year in the EE Times’ Ace Awards. Seven of Microchip’s products were included in EDN’s 2017 Hot 100 list across four categories.

Fourth Quarter Fiscal Year 2018 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The table below provides our guidance on both a GAAP and non-GAAP basis for the March 31, 2018 quarter:

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$964.4 to $1,004.1 million		$964.4 to $1,004.1 million
Gross Margin[2]	60.95% to 61.35%	$3.4 to $3.5 million	61.3% to 61.7%
Operating Expenses	36.7% to 37.1%	$141.8 to $147.6 million	22.0% to 22.4%
Operating Income	23.85% to 24.65%	$145.1 to $151.1 million	38.9% to 39.7%
Other Expense	$43.0 to $45.0 million	$28.2 million	$14.8 to $16.8 million
Income Tax Expense	0.5% to 3.0%	$26.7 to $29.7 million	8% to 9%
Net Income	$179.5 to $203.5 million	$146.6 to $149.6 million	$326.1 to $353.1 million
Diluted Common Shares Outstanding[3]	Approximately 250.7 to 254.3 million shares		Approximately 250.7 to 254.3 million shares
Earnings per Diluted Share[3]	72 to 80 cents	58 to 59 cents	$1.30 to $1.39
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory days in the March 2018 quarter are expected to be in the range of our longer-term target model of 115 to 120 days of inventory. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2018 are expected to be between $50 million and $60 million. Capital expenditures for all of fiscal year 2018 are expected to be between $200 million and $210 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), revenue recognition changes related to Atmel distributors resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, a loss on the settlement of our convertible debentures, an impairment on an available-for-sale investment, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events including the impact of the Tax Cuts and Jobs Act of 2017. Our year-to-date non-GAAP results include all of the aforementioned adjustments plus the effect of a manufacturing excursion issue with one of our suppliers, preclusion of revenue recognition under GAAP for inventory in the distribution channel

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

on the acquisition dates of our acquisitions, a gain on an equity method investment, and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax rate, non-GAAP net income from continuing operations, and non-GAAP diluted earnings per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2018 quarter between $90 and $100 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales	$994,205	$834,366	$2,978,485	$2,505,141
Cost of sales	387,146	369,107	1,172,893	1,280,771
Gross profit	607,059	465,259	1,805,592	1,224,370

Research and development	131,555	132,433	395,656	418,111
Selling, general and administrative	109,059	111,017	337,620	388,651
Amortization of acquired intangible assets	121,003	82,791	362,761	243,356
Special charges and other, net	196	20,944	17,312	52,522
Operating expenses	361,813	347,185	1,113,349	1,102,640

Operating income	245,246	118,074	692,243	121,730
Losses on equity method investments	(56)	(55)	(167)	(167)
Other expense, net	(48,540)	(34,521)	(142,985)	(103,578)

Income before income taxes	196,650	83,498	549,091	17,985
Income tax provision (benefit)	447,736	(23,837)	440,434	(15,699)
Net (loss) income from continuing operations	(251,086)	107,335	108,657	33,684
Discontinued operations:
Loss from discontinued operations	—	(191)	—	(7,514)
Income tax benefit	—	(31)	—	(1,561)
Net loss from discontinued operations	—	(160)	—	(5,953)

Net (loss) income	$(251,086)	$107,175	$108,657	$27,731

Basic net (loss) income per common share
Net (loss) income from continuing operations	$(1.07)	$0.50	$0.47	$0.16
Net loss from discontinued operations	—	—	—	(0.03)
Net (loss) income	$(1.07)	$0.50	$0.47	$0.13
Diluted net (loss) income per common share
Net (loss) income from continuing operations	$(1.07)	$0.46	$0.44	$0.14
Net loss from discontinued operations	—	—	—	(0.02)
Net (loss) income	$(1.07)	$0.46	$0.44	$0.12

Basic common shares outstanding	234,106	216,210	232,278	215,360
Diluted common shares outstanding	234,106	235,424	248,024	233,351

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2017	2017
	(Unaudited)
Cash and short-term investments	$1,099,593	$1,302,772
Accounts receivable, net	553,135	478,373
Inventories	487,065	417,202
Assets held for sale	—	6,459
Other current assets	113,648	100,234
Total current assets	2,253,441	2,305,040

Property, plant and equipment, net	754,780	683,338
Long-term investments	885,392	107,457
Other assets	4,230,180	4,591,046
Total assets	$8,123,793	$7,686,881

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$421,127	$361,683
Deferred income on shipments to distributors	335,705	292,815
Current portion of long-term debt	—	49,952
Total current liabilities	756,832	704,450

Long-term debt	3,039,623	2,900,524
Long-term income tax payable	694,777	184,945
Long-term deferred tax liability	208,823	409,045
Other long-term liabilities	238,663	217,206

Stockholders' equity	3,185,075	3,270,711
Total liabilities and stockholders' equity	$8,123,793	$7,686,881

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net sales, as reported	$994,205	$834,366	$2,978,485	$2,505,141
Distributor revenue recognition adjustment	—	46,821	—	93,879
Non-GAAP net sales	$994,205	$881,187	$2,978,485	$2,599,020

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Gross profit, as reported	$607,059	$465,259	$1,805,592	$1,224,370
Distributor revenue recognition adjustment, net of product cost	—	25,985	—	50,323
Share-based compensation expense	3,494	3,468	10,587	15,465
Manufacturing excursion	—	—	(660)	800
Acquisition-related restructuring and acquired inventory valuation costs	—	15,008	—	189,774
Non-GAAP gross profit	$610,553	$509,720	$1,815,519	$1,480,732
Non-GAAP gross profit percentage	61.4%	57.8%	61.0%	57.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Research and development expenses, as reported	$131,555	$132,433	$395,656	$418,111
Share-based compensation expense	(10,921)	(9,881)	(31,797)	(37,569)
Acquisition-related and other costs	—	(723)	—	25
Non-GAAP research and development expenses	$120,634	$121,829	$363,859	$380,567
Non-GAAP research and development expenses as a percentage of net sales	12.1%	13.8%	12.2%	14.6%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Selling, general and administrative expenses, as reported	$109,059	$111,017	$337,620	$388,651
Share-based compensation expense	(9,588)	(8,771)	(27,637)	(53,055)
Acquisition-related and other costs	(1,221)	(3,444)	(4,798)	(21,992)
Non-GAAP selling, general and administrative expenses	$98,250	$98,802	$305,185	$313,604
Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.9%	11.2%	10.2%	12.1%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating expenses, as reported	$361,813	$347,185	$1,113,349	$1,102,640
Share-based compensation expense	(20,509)	(18,652)	(59,434)	(90,624)
Acquisition-related and other costs	(1,221)	(4,167)	(4,798)	(21,967)
Amortization of acquired intangible assets	(121,003)	(82,791)	(362,761)	(243,356)
Special charges and other, net	(196)	(20,944)	(17,312)	(52,522)
Non-GAAP operating expenses	$218,884	$220,631	$669,044	$694,171
Non-GAAP operating expenses as a percentage of net sales	22.0%	25.0%	22.5%	26.7%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating income, as reported	$245,246	$118,074	$692,243	$121,730
Distributor revenue recognition adjustment	—	25,985	—	50,323
Share-based compensation expense	24,003	22,120	70,021	106,089
Manufacturing excursion	—	—	(660)	800
Acquisition-related restructuring, acquired inventory valuation and other costs	1,221	19,175	4,798	211,741
Amortization of acquired intangible assets	121,003	82,791	362,761	243,356
Special charges and other, net	196	20,944	17,312	52,522
Non-GAAP operating income	$391,669	$289,089	$1,146,475	$786,561
Non-GAAP operating income as a percentage of net sales	39.4%	32.8%	38.5%	30.3%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Other expense, net, as reported	$(48,540)	$(34,521)	$(142,985)	$(103,578)
Loss on settlement of convertible debt	2,140	—	15,966	—
Non-cash other expense, net	27,799	12,955	81,866	38,244
Gain on equity method investment	—	—	—	(468)
Impairment on available-for-sale investment	—	1,433	—	1,433
Non-GAAP other expense, net	$(18,601)	$(20,133)	$(45,153)	$(64,369)
Non-GAAP other expense, net, as a percentage of net sales	(1.9)%	(2.3)%	(1.5)%	(2.5)%

RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Income tax provision (benefit)	$447,736	$(23,837)	$440,434	$(15,699)
Income tax rate, as reported	227.7%	(28.5)%	80.2%	(87.3)%
Distributor revenue recognition adjustment	—	(20)	—	4,164
Share-based compensation expense	6,604	7,376	21,878	36,622
Manufacturing excursion	—	—	(241)	295
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	8,371	8,688	29,414	28,630
Special charges and other, net	(29)	8,557	5,959	18,069
Loss on settlement of convertible debt	152	—	5,205	—
Non-cash other expense, net	8,001	4,698	27,763	14,017
Gain on equity method investment	—	—	—	(172)
Impairment on available-for-sale investment	—	526	—	526
Non-recurring tax events	(439,828)	7,524	(428,592)	10,335
Tax adjustment in accordance with ASC 740-270	854	8,841	(4,970)	(34,901)
Non-GAAP income tax provision	$31,861	$22,353	$96,850	$61,886
Non-GAAP income tax rate	8.5%	8.3%	8.8%	8.6%

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RECONCILIATION OF GAAP NET (LOSS) INCOME FROM CONTINUING OPERATIONS AND GAAP DILUTED NET (LOSS) INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income from continuing operations	$(251,086)	$107,335	$108,657	$33,684
Distributor revenue recognition adjustment, net of tax effect	—	26,005	—	46,159
Share-based compensation expense, net of tax effect	17,399	14,744	48,143	69,467
Manufacturing excursion, net of tax effect	—	—	(419)	505
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	113,853	93,278	338,145	426,467
Special charges and other, net	225	12,387	11,353	34,453
Loss on settlement of convertible debt, net of tax effect	1,988	—	10,761	—
Non-cash other expense, net of tax effect	19,798	8,257	54,103	24,227
Gain on equity method investment, net of tax effect	—	—	—	(296)
Impairment on available-for-sale investment, net of tax effect	—	907	—	907
Non-recurring tax events	439,828	(7,524)	428,592	(10,335)
Tax adjustment in accordance with ASC 740-270	(854)	(8,841)	4,970	34,901
Non-GAAP net income from continuing operations	$341,151	$246,548	$1,004,305	$660,139
Non-GAAP net income from continuing operations as a percentage of net sales	34.3%	28.0%	33.7%	25.4%
GAAP net (loss) income from continuing operations as a percentage of net sales	(25.3)%	12.9%	3.6%	1.3%
Diluted net (loss) income per common share from continuing operations, as reported	$(1.07)	$0.46	$0.44	$0.14
Non-GAAP diluted net income per common share from continuing operations	$1.36	$1.05	$4.05	$2.83
Diluted common shares outstanding, as reported	234,106	235,424	248,024	233,351
Diluted common shares outstanding Non-GAAP	250,825	235,424	248,024	233,351

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

Microchip will host a conference call today, February 6, 2018 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 20, 2018.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on February 6, 2018 and will remain available until 8:00 p.m. (Eastern Time) on February 20, 2018. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5950735.

Cautionary Statement:

The statements in this release relating to our Microchip 2.0 growth initiative rapidly moving forward, allowing us to provide Total System Solutions to our customers by selling multiple solutions into the circuit boards that drive their end applications, our Microcontroller portfolio and roadmap have never been stronger, and we are seeing continued growth in our design-in funnel which we expect will drive future growth as these designs progress into production, over time, seeing the benefits in our results of having licensed several foundries and independent device makers for several years on multiple process technology nodes as the licensed processes ramp volume and generate royalty revenue for many years to come, expecting these taxes to be approximately $300 million and be paid over a time period of eight years, the impact of seasonality on our business, expecting total net sales to be up 1% to down 3% sequentially, which at the midpoint would represent 9% growth year-over-year, our fourth quarter fiscal 2018 GAAP and non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days expected to be in the range of our longer-term target of 115 to 120 days, capital expenditures for the March 2018 quarter and for all of fiscal 2018, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies, and assumed average stock price in the March 2018 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; changes in U.S. corporate tax laws as a result of the Tax Cuts and Jobs Act of 2017 or other future legislation, foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and

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Microchip Technology Reports
Third Quarter Fiscal 2018
Financial Results

can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the March 2018 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 6, 2018 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo and MPLAB are registered trademarks of Microchip Technology Inc. in the USA and other countries. Mindi is a trademark of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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